EXHIBIT 10.11
                                                                   -------------

                         REAL ESTATE PURCHASE AGREEMENT
                                       AND
                               ESCROW INSTRUCTIONS


         THIS AGREEMENT is made as of the _____ day of September, 2003, between EXTENDED SYSTEMS OF IDAHO, INCORPORATED, an Idaho Corporation (hereafter "Seller"), and BRIGHTON INVESTMENTS, LLC, an Idaho Limited Liability Company ("Buyer");

         W I T N E S S E T H:

         WHEREAS, Seller is the owner of the real property described on "Exhibit A" attached hereto and made a part hereof (hereafter "Subject Property");

         WHEREAS, the parties have agreed on the sale and purchase of the Subject Property upon the terms, covenants and conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION OF the mutual promises and undertakings of the parties set forth herein and for other good and valuable consideration, IT IS AGREED:

         SECTION 1. RECITALS. The foregoing recitals are part of the terms, covenants and conditions of this Agreement, not mere recitals.

         SECTION 2. SALE AND PURCHASE. The Seller agrees to sell the Subject Property to the Buyer and the Buyer agrees to purchase the Subject Property, all upon the terms, covenants and conditions contained in this Agreement.

         SECTION 3. EARNEST MONEY. Within five (5) days after the Effective Date of this Agreement (hereafter defined), the Buyer shall deposit with TitleOne Corporation, 1101 West River Street, Suite 201, Boise, Idaho 83702, an earnest money deposit (hereafter "Earnest Money") in the amount of TWENTY THOUSAND AND NO/100THS Dollars ($20,000.00). TitleOne Corporation is hereby designated by the parties as the Closing Agent for this transaction (hereafter "Closing Agent"). The Earnest Money shall be deposited by the Closing Agent in an insured interest-bearing account and all interest earned thereon shall accrue to Buyer's benefit (i.e., either returned to the Buyer in the event the conditions are not satisfied or applied to the purchase price at closing); provided, however, if the Seller shall become entitled to the Earnest Money (i.e., as a result of a breach of this Agreement by Buyer), the interest earned on such deposit shall accrue to Seller's benefit. If this transaction does not close because of the failure of a condition precedent or for any other reason not the fault of the Buyer, all Earnest Money shall be returned by the Closing Agent to the Buyer. IF THE BUYER FAILS OR REFUSES TO CLOSE THE PURCHASE THROUGH NO FAULT OF THE SELLER, IN BREACH OF THIS AGREEMENT, THE EARNEST MONEY SHALL BE PAID TO THE SELLER AND SHALL BE RETAINED BY THE SELLER AS AGREED LIQUIDATED DAMAGES AS THE SOLE AND EXCLUSIVE REMEDY OF THE SELLER. Unless provided to the contrary, as used in this Agreement, "Earnest Money" shall mean the Earnest Money deposited by the Buyer with the Closing Agent and all interest earned thereon. As used in this Agreement, "Effective Date" shall mean the later of the following dates: (i) the date of execution of this Agreement by the Seller, or (ii) the date of execution of this Agreement by the Buyer, as evidenced by the date of execution on the signature page of this Agreement.

REAL ESTATE PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS - 1
(8/7/03)

         SECTION 4. PURCHASE PRICE. The purchase price for the Subject Property shall be determined by multiplying the actual quantity of land within the Subject Property, as determined in accordance with Section 6.3, below, by the amount of Ninety-Eight Thousand and Ten and No/100ths ($98,010.00) per acre (or $2.25 per square foot), or portion thereof, included within the Subject Property, which purchase price so determined shall be payable as follows:

         4.1. EARNEST MONEY. The Earnest Money paid under Section 3, above, shall be credited to the purchase price; and

         4.2. BALANCE OF PURCHASE PRICE. The balance of the purchase price, after deducting the Earnest Money pursuant to Section 4.1, above, shall be paid by the Buyer to the Seller in cash at closing.

         SECTION 5. TITLE INSURANCE POLICY. Within ten (10) days after the Effective Date of this Agreement, the Seller shall deliver to the Buyer a Commitment for Title Insurance (hereafter "Commitment") issued by TitleOne Corporation, Boise, Idaho (the Closing Agent), covering the Subject Property, together with a legible copy of each recorded exception shown in the Commitment. The Buyer shall have thirty (30) days after receipt of the Commitment and the copies of the recorded exceptions within which to notify the Seller, in writing, of any objection to an exception shown in the Commitment and if said exception(s) cannot be removed by the Seller on or before the Closing Date (hereafter defined), the Buyer shall have the right to terminate this Agreement, in which event the Earnest Money shall be returned to the Buyer and all parties thereafter released and discharged from any further obligation under this Agreement. At the closing, the Seller shall purchase and deliver to the Buyer a standard coverage Owner's Policy of Title Insurance in the full amount of the purchase price, insuring that fee simple title to the Subject Property is vested in the Buyer, subject only to the exceptions shown in the Commitment as approved by the Buyer and any additional exceptions created by or attributable to the Buyer. The failure of the Buyer to deliver written notice of an objection to a material exception shown in the Commitment within the time provided shall conclusively constitute the approval by the Buyer of the exceptions shown in the Commitment.

         SECTION 6. CONDITIONS TO CLOSING - INSPECTION PERIOD. The Buyer's obligation to close the purchase of the Subject Property is expressly contingent upon and subject to the satisfaction of each of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4 and 6.5, below (hereafter "Buyer's Conditions"), within sixty (60) days after the delivery by the Seller to the Buyer of the Property Data pursuant to Section 7, below (hereafter "Inspection Period"), or such other period of time as may be specified and agreed upon in writing by both parties. The Buyer's Conditions are for the benefit of the Buyer and may be waived, in whole or in part, only by the Buyer. Any waiver of a Buyer's Condition must be in a writing signed by the Buyer. The agreed conditions are:

         6.1. TITLE. The approval by the Buyer of the exceptions to title shown in the Commitment for Title Insurance to be obtained and delivered to the Buyer as provided in Section 5, above, within the time specified in Section 5, above.

REAL ESTATE PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS - 2
(8/7/03)

         6.2. APPROVAL OF PROPERTY DATA. The approval by the Buyer, in the Buyer's sole and exclusive discretion, of the Property Data to be delivered by the Seller to the Buyer as provided in Section 7, below.

         6.3. APPROVAL OF SURVEY. Within thirty (30) days after the Effective Date of this Agreement, the Seller shall obtain, at the Seller's cost and expense, and deliver to the Buyer a current survey of the Subject Property, which survey shall be performed by Clairborne Waite Consulting ("Engineer") and shall be in a form and contain such information as is required for the issuance of a ALTA extended coverage owner's policy of title insurance. The Engineer shall calculate the actual square footage of land within the boundaries of the Subject Property and shall provide such calculation to the Seller and the Buyer. The Buyer shall have the right to approve the survey, in the Buyer's sole discretion, within the Inspection Period.

         6.4. STUDIES AND TESTS. The obtaining by the Buyer, at the Buyer's sole cost and expense, and the approval by the Buyer, in the Buyer's sole and exclusive discretion, of such investigations, studies and tests ("Studies") of the Subject Property as may be elected to be obtained by the Buyer. The Seller hereby grants to the Buyer, the Buyer's agents, contractors and employees, permission to enter upon the Subject Property to conduct Studies. The Buyer agrees to save, indemnify and hold harmless the Seller and the Subject Property from and against all costs, expenses, damages or liabilities arising out of or in connection with the conduct of such Studies and agrees to restore the surface contour of the Subject Property upon the conclusion of the same.

         6.5. SELLER'S OBLIGATIONS. All representations and warranties of the Seller herein are, and shall be at the expiration of the Inspection Period, true and correct and the Seller has fully and timely performed each of the Seller's obligations required to be performed hereunder.

         6.6. CONDITION TO SELLER'S OBLIGATION TO CLOSE. The Seller's obligation to close the sale of the Subject Property is expressly contingent upon the approval by the Board of Directors of the Seller of the sale of the Subject Property by the Seller to the Buyer and the terms of this Agreement within fifteen (15) days after the Effective Date of this Agreement. The Seller shall deliver to the Buyer written evidence that such approval has been obtained within said fifteen (15) day period, and if the Seller fails to deliver to the Buyer such written evidence of approval within that period of time, such shall be conclusively deemed to constitute notice by the Seller that such approval cannot be obtained and the election by the Seller to terminate this Agreement in which event all Earnest Money then held by the Closing Agent shall be immediately refunded to the Buyer and each party shall be thereafter fully released and discharged from any further obligation under this Agreement.

         If all the Buyer's Conditions as set forth herein are not met to the reasonable satisfaction of the Buyer or waived by the Buyer by the end of the Inspection Period, the Buyer shall have the right to elect to terminate this Agreement for cause by the delivery of a written notice of termination to the Seller and the Closing Agent setting forth the basis for termination, in which event all Earnest Money then held by the Closing Agent shall be immediately refunded to the Buyer and each party shall be thereafter fully released and discharged from any further obligation under this Agreement. By the close of business on the first (1st) business day following the expiration of the Inspection Period, the Buyer shall deliver a written notice to the Seller and the Closing Agent of the Buyer's satisfaction or waiver of the Buyer's

REAL ESTATE PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS - 3
(8/7/03)

Conditions and the Buyer's right to elect to terminate this Agreement shall be of no further force or effect. If the Buyer fails to deliver the written notice of the satisfaction or waiver of the Buyer's Conditions to the Seller and the Closing Agent within the time herein provided, such shall constitute the election by the Buyer to terminate this Agreement without cause in which event all Earnest Money then held by the Closing Agent shall be immediately distributed to the Seller and each party shall be thereafter fully released and discharged from any further obligation under this Agreement.

         The election by the Buyer to terminate this Agreement pursuant to this
Section 6 shall be deemed "for cause" (as such is used in this Agreement) if the Buyer makes such election based on the Buyer's determination, in the Buyer's reasonable judgment, that (i) the Buyer's objection(s) to an exception(s) shown in the Commitment for Title Insurance to be provided to the Buyer pursuant to
Section 5, above, cannot be removed by the Seller on or before the Closing Date,
(ii) the Property Data to be delivered to the Buyer by the Seller pursuant to
Section 7, below, indicates a condition that will prevent the Buyer from developing and using the Subject Property, or any portion thereof, for the purposes intended by the Buyer, or that the cost of such development will be materially increased, (iii) any of the Studies obtained by the Buyer pursuant to
Section 6.4, above, relating to the environmental or geotechnical condition of the Subject Property, reveals a condition existing on the Subject Property which is not acceptable to the Buyer, (iv) the conditions or requirements of any governmental entity having jurisdiction of the Subject Property for the development and use of the Subject Property for the purposes intended by the Buyer are unacceptable to the Buyer, or (v) the Buyer determines, following its receipt of cost estimates from contractors and consultants, and the anticipated income from the Subject Property, that it is not economically feasible to develop and use the Subject Property for the purposes intended by the Buyer. An election by the Buyer to terminate this Agreement pursuant to this Section 6 for any reason other than the foregoing specified in (i) through (v), above, shall be deemed to be a termination "without cause" (as used in this Agreement).

         SECTION 7. DELIVERY OF MATERIAL - PROPERTY DATA. The Seller shall, within ten (10) days after the Effective Date of this Agreement, deliver to the Buyer a true, full and correct copy of the each of following which are in the possession or under the control of the Seller (hereafter collectively called "Property Data"): (i) the existing title insurance policy which insures the Seller's fee title to the Subject Property; (ii) any contract, if any, relating to the Subject Property, which will continue in force and effect after the closing of the Buyer's purchase of the Subject Property; (iii) all engineering, soils, seismic, geologic or other physical inspection reports, studies and tests relating to the Subject Property, including, but not limited to, any site history and hazardous waste analysis of soil and ground water; (iv) a survey of the Subject Property, if any, performed prior to the Effective Date of this Agreement; (v) the most recent tax bills and valuations notices relating to the Subject Property; and (vi) any other study, investigation, report, test or other similar material relating to the Subject Property.

         During the Inspection Period, the Seller shall cooperate with the Buyer in providing such other information and documentation relating to the Subject Property as may be reasonably requested by the Buyer.

         SECTION 8. CLOSING. The following provisions shall govern the closing of this transaction.

REAL ESTATE PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS - 4
(8/7/03)

         8.1. CLOSING AND CLOSING DATE. The sale and purchase of the Subject Property shall be closed at the offices of the Closing Agent on the fifteenth
(15th) day after the expiration of the Inspection Period or such earlier date as the parties may agree in writing ("Closing Date").

         8.2. SELLER'S OBLIGATIONS AT CLOSING. On or before the Closing Date the Seller shall:

         8.2.1. WARRANTY DEED. Deliver to the Closing Agent a good and sufficient Warranty Deed covering the Subject Property, duly executed and acknowledged in a recordable form, conveying to the Buyer fee simple title to the Subject Property subject to the exceptions shown on the Commitment as approved by the Buyer and any other exceptions created by or attributable to the Buyer.

         8.2.2. CLOSING STATEMENT. Execute and deliver to the Closing Agent a closing and disbursement statement in a form acceptable to the Seller.

         8.2.3. OTHER ACTION. Take such other and further action and deliver such other and further documents as are necessary to close this transaction in accordance with the terms of this Agreement.

         8.3. BUYER'S OBLIGATIONS AT CLOSING. On or before the Closing Date, the Buyer shall:

         8.3.1. CLOSING FUNDS. Deliver or cause to be delivered to the Closing Agent a bank cashier's or certified check or other form of guaranteed funds in the amount which the Buyer is obligated to pay to the Seller in cash on the Closing Date pursuant to the terms of this Agreement. Such funds shall be deposited with the Closing Agent on or before the Closing Date, subject to no restriction on the release thereof other than the passage of time until the Closing Date and the performance by the Seller of the Seller's obligations under this Agreement.

         8.3.2. CLOSING STATEMENT. Execute and deliver to the Closing Agent a closing and disbursement statement in a form acceptable to the Buyer.

         8.3.3. WAIVER. Deliver to the Closing Agent a waiver executed by a duly authorized representative of Skyline Corporation, or its successor or assign ("Skyline"), waiving the rights of Skyline under Section 11 of the Real Estate and Development Agreement dated the 8th day of January, 1989, between Skyline Corporation and Extended Systems Incorporated which was memorialized in a Memorandum of Agreement dated the 8th day of February, 1989, filed for record as Instrument No. 8905933 in the records of Ada County, Idaho, with respect to (i) the Buyer's purchase of the Subject Property and (ii) the sale by Extended Systems Incorporated of the existing building and related parking and improvements located on approximately seven (7) acres owned by Extended Systems Incorporated (or an affiliate) as shown on the Site Plan attached to this Agreement as "Exhibit B" and made a part hereof.

REAL ESTATE PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS - 5
(8/7/03)

         8.3.4. EASEMENT. Deliver to the Closing Agent for recording a duly executed easement granting to the Seller the right to continue to use the existing paved driveway and gate for access along the southerly boundary of the Seller's property common with the northerly boundary of the Subject Property. This easement for access shall run with the Seller's property until such time as the Buyer or its successors or assigns has constructed a public road with two (2) entrances or other access reasonably acceptable to the Seller.

         8.3.5. OTHER ACTION. Take such other and further action and deliver such other and further documents as are necessary to close this transaction in accordance with the terms of this Agreement.

         8.4. CLOSING COSTS. The escrow fees and other costs of the Closing Agent (excluding the premium for the Title Insurance Policy to be provided by the Seller) shall be shared equally between the Seller and the Buyer unless the Buyer elects to terminate this Agreement without cause, in which case the Buyer shall pay all escrow fees and other costs of the Closing Agent. Recording costs for the Warranty Deed shall be paid by the Buyer. The costs of the Title Insurance Policy to be provided by the Seller to the Buyer as described in
Section 5, above, shall be paid by the Seller. All other expenses incurred by the Seller and the Buyer with respect to this transaction including, but not limited to, attorney's fees and other professional fees of the Seller and the Buyer shall be borne and paid exclusively by the party incurring the same, without reimbursement, except as otherwise expressly provided herein.

         8.5. CLOSING INSTRUCTIONS. The Closing Agent is instructed as follows:

         8.5.1. CLOSING STATEMENTS. Prepare closing statements for execution by the Seller and the Buyer in accordance with the terms of this Agreement.

         8.5.2. RECEIVE PAYMENTS. Collect all funds to be received from the parties at the closing and disburse and pay the same to the parties or such other persons or entities as are entitled to such funds in accordance with the terms of this Agreement and the approved closing statements.

         8.5.3. COLLECT, RECORD AND DELIVER DOCUMENTS. Collect the various instruments and documents and information to be provided by the Seller and the Buyer and secure the required signatures and acknowledgments and record such instruments and documents where necessary and in the proper sequence and deliver the same to the respective parties as required to close this transaction in accordance with the terms of this Agreement.

         SECTION 9. TAXES. The Seller shall pay all real property taxes and assessments (hereafter "Taxes") levied and assessed against the Subject Property for the year 2002 and all prior years. The Taxes for the year 2003 shall be prorated between the Seller and the Buyer as of the Closing Date based on the Taxes levied and assessed for the year 2002, unless the actual Taxes for the year 2003 are then known, in which event such proration shall be based on the Taxes for the year 2003. If the Taxes are prorated between the Seller and the Buyer based on the Taxes for the year 2002, the Seller and the Buyer agree that, if any adjustment in such proration is required based on the actual Taxes for the year 2003, they shall make such adjustment within fifteen (15) days after the actual amount of the Taxes for the year 2003 are known.

REAL ESTATE PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS - 6
(8/7/03)

         SECTION 10. SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller represents and warrants to the Buyer, and the Seller understands that the Buyer is relying on such representations and warranties in connection with the purchase of the Subject Property, that:

         10.1. RIGHT TO SELL AND CONVEY. Subject to the obtaining of the approval of the Board of Directors of the Seller of the sale of the Subject Property by the Seller to the Buyer and the terms of this Agreement, as provided in Section 6.6, above, the Seller has the full power, authority and legal right to execute, deliver and perform the Seller's obligations under this Agreement.

         10.2. NO BREACH. The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in the breach of, or constitute a default under, any law, governmental regulation, judgment, decree, order, contract or agreement by which the Seller is bound.

         10.3. BINDING OBLIGATIONS. This Agreement and the Seller's obligations hereunder are legal, valid and binding obligations of the Seller, enforceable in accordance with their terms, and there are no claims or defenses, personal or otherwise, or off-sets whatsoever to the enforceability or validity of this Agreement.

         10.4. NO NOTICE. The Seller has received no written notice from any governmental agency having jurisdiction of the Subject Property of any violation of any statute, law, ordinance, deed restriction or rules or regulations affecting the Subject Property.

         10.5. MARKETABLE TITLE. As of the Closing Date, Seller will have good, marketable and indefeasible fee simple title to the Subject Property.

         10.6. NO LITIGATION, ETC. There is no pending or threatened litigation, or investigation which could result in litigation, condemnation proceeding, annexation or re-zoning proceeding affecting the Subject Property, and there are no governmental assessments or local improvement district assessments, or any agreements to convey any portion of the Subject Property or any rights thereto, to any party other than the Buyer including, without limitation, any government or governmental agency.

         10.7. HAZARDOUS WASTE. Neither the Seller nor, to the knowledge of the Seller, any person occupying the Subject Property with the consent of the Seller has deposited or stored any hazardous materials or wastes on the Subject Property. Except for the Chevron pipeline, to the knowledge of the Seller, there are no environmentally hazardous materials or wastes contained or located on the Subject Property or any contiguous property and there has not occurred on the Subject Property or on any contiguous property, any discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical loss or solid liquid or gaseous products or other hazardous waste or toxic substance. To the knowledge of the Seller, the Subject Property has not at any time been used for the deposit of hazardous or toxic material and no wells or underground storage tanks are currently on, or were at any time located on, the Subject Property. The Seller has not received any notice from any governmental agency indicating the Subject Property has been identified by any governmental agency as a site upon which, or potentially upon which, environmentally hazardous materials

REAL ESTATE PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS - 7
(8/7/03)
have been or may have been located or deposited. The Seller further warrants that the Seller has not received any notice from any governmental agency which would indicate that there is a possibility that there are environmentally hazardous materials or wastes contained or located on the Subject Property.

         10.8. SELLER NOT FOREIGN PERSON. The Seller is not a foreign person within the meaning of ss.1445 of the Internal Revenue Code of 1986. The Seller shall sign an affidavit to this effect to be delivered to the Buyer at closing, including the tax identification number of the Seller.

         10.9. NO DEFAULTS. The Seller has not received any notice of any default or breach by the Seller under any covenants, conditions, restrictions, rights-of-way, or easements which may affect the Subject Property, or any portion thereof, and no such default or breach now exists.

         10.10. NO ENCROACHMENTS. To the knowledge of the Seller, no building, fence or other improvement encroaches on the Subject Property except the perimeter fence described in Section 12, below.

         10.11. THIRD PARTY CONTRACTS. There are no contracts with third parties which affect the Subject Property which will continue in force and effect beyond the date of the closing of the purchase by the Buyer of the Subject Property. The Seller covenants that between the Effective Date of this Agreement and the Closing Date, the Seller shall not enter into any contracts with third parties with respect to the Subject Property which will continue in force and effect beyond the Closing Date or for which the Buyer could be liable.

         10.12. NO COMMITMENTS. Except with regard to the Chevron pipeline, no commitments have been or will be made by the Seller to any governmental authority or agency, utility company, school board or district, church or other religious body, or any association of owners, or to any other organization, group or individual, relating to the Subject Property which would impose an obligation upon the Buyer, or the successors or assigns of the Buyer, to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Subject Property.

         10.13. LEGAL PARCEL. The land comprising the Subject Property is, or shall be at the Closing Date, a separate and distinct legal parcel created in accordance with all applicable laws, codes, ordinances and regulations.

         The representations and warranties contained in this Agreement shall be true and correct on the Effective Date of this Agreement and on the Closing Date and shall survive the closing. The obligation of the Buyer to close this transaction is expressly conditioned upon said representations and warranties being true and correct on the Closing Date. The Seller shall indemnify the Buyer against and hold the Buyer harmless from any damages or losses including, without limitation, reasonable attorney fees, sustained as a consequence of any of the foregoing representations or warranties not being true and correct as of the Effective Date of this Agreement or the Closing Date. The Seller acknowledges that each of the representations and warranties contained in this
Section 10, and elsewhere in this Agreement, is material to the Buyer.

REAL ESTATE PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS - 8
(8/7/03)

         EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE SELLER DISCLAIMS ALL WARRANTIES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING WARRANTIES OF HABITABILITY AND FITNESS FOR A PARTICULAR PURPOSE), WHETHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES WITH RESPECT TO THE PRESENCE ON OR BENEATH THE SUBJECT PROPERTY OF HAZARDOUS SUBSTANCES OR MATERIAL, OR THE SUITABILITY OF THE SUBJECT PROPERTY FOR THE BUYER'S INTENDED USE. THE BUYER FURTHER ACKNOWLEDGES THAT THE SELLER IS CONVEYING THE SUBJECT PROPERTY "AS IS" AND IN ITS PRESENT CONDITION AND THAT THE BUYER IS NOT RELYING UPON ANY REPRESENTATIONS OF ANY KIND OR NATURE MADE BY THE SELLER OR BY THE SELLER'S AGENTS WITH RESPECT TO THE SUBJECT PROPERTY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT. THE BUYER ACKNOWLEDGES THAT THE BUYER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE SUBJECT PROPERTY AS SET FORTH IN THIS AGREEMENT TOGETHER WITH THE SELLER'S REPRESENTATIONS AND WARRANTIES AS SPECIFICALLY SET FORTH IN THIS AGREEMENT ARE ADEQUATE TO ENABLE THE BUYER TO MAKE THE BUYER'S OWN DETERMINATION WITH RESPECT TO THE SUBJECT PROPERTY.

         SECTION 11. BUYER'S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Seller, and the Buyer understands that the Seller is relying on such representations and warranties in connection with the purchase of the subject property, that:

         11.1. RIGHT TO PURCHASE. The Buyer has the full power, authority and legal right to execute, deliver and perform the Buyer's obligations under this Agreement.

         11.2. NO BREACH. The execution, delivery and performance of this Agreement by the Buyer will not conflict with or result in the breach of, or constitute a default under, any law, governmental regulation, judgment, decree, order, contract of agreement by which the Buyer is bound.

         11.3. BINDING OBLIGATIONS. This Agreement and the Buyer's obligations hereunder are legal, valid and binding obligations of the Buyer, enforceable in accordance with their terms, and there are no claims or defenses, personal or otherwise, or off-sets whatsoever to the enforceability or validity of this Agreement.

         SECTION 12. FENCE. As partial consideration for the transaction contemplated herein, the Buyer agrees, upon the request of the Seller, to immediately transfer all right, title and interest, in whole or in part, in and to the fencing materials currently installed around the perimeter of the Subject Property except the fencing materials comprising the fence located on or near the south boundary of the Subject Property. The Buyer hereby authorizes the Seller, at the Seller's sole option and expense, to remove said fencing materials (subject to the above exception), in whole or in part, from the Subject Property using reasonable care not to damage the Subject Property or any of the landscaping thereon. The right of the Seller to remove the fencing materials, as provided herein, is subject to the Seller giving written notice to the Buyer of the Seller's election to remove fence materials prior to the commencement of any construction activities by the Buyer on the Subject Property and the Seller's removal of the fencing material is fully completed within ten
(10) days after the date said written notice is delivered to the Buyer. The election by the Seller to remove the fencing materials from the Subject Property shall constitute the agreement by the Seller, without the requirement of any

REAL ESTATE PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS - 9
(8/7/03)
further writing to: (i) indemnify, defend and hold harmless the Buyer and the Subject Property from any claim, lien or charge resulting from the Seller's removal of the fencing materials; and (ii) promptly repair any damage to any landscaping or other improvements resulting from the Seller's removal of the fencing materials.

         SECTION 13. NOTICE. Any notice or demand given under the terms of this Agreement shall be deemed given and delivered on the date when personally delivered or, if mailed, the date the same is deposited in the United States Mail, in a sealed envelope, by registered or certified mail, return receipt requested, postage prepaid, and properly addressed, or sent via a recognized over-night courier service such as Federal Express or United Parcel Service provided that proof of delivery is obtained. Until changed by notice in writing, notices, demands and communications shall be addressed as follows:


         SELLER:                           BUYER:
         ------                            -----

         Extended Systems of               Brighton Investments, LLC
          Idaho, Incorporated              12426 W. Explorer Drive, Suite 220
         5777 N. Meeker Avenue             Boise, Idaho 83713
         Boise, Idaho 83713

         The Seller or the Buyer may change its above address by a notice in writing delivered to the other party in accordance with the provisions of this Section.

         SECTION 14. BROKERAGE. At the closing, the Seller shall pay to Thornton Oliver Keller Commercial Real Estate a commission equal to three percent (3.0%) of the purchase price. Any additional brokerage fee or commission payable as a result of this transaction shall be the sole responsibility of the party employing such broker.

         THE PARTIES ACKNOWLEDGE THAT THORNTON OLIVER KELLER COMMERCIAL REAL ESTATE AND PETER J. OLIVER OF THAT FIRM HAVE ACTED IN A LIMITED DUAL AGENCY AND HAVE REPRESENTED BOTH THE SELLER AND THE BUYER IN THIS TRANSACTION. BY EXECUTING THIS AGREEMENT, EACH PARTY CONFIRMS RECEIPT OF A PRIOR WRITTEN DISCLOSURE OF SAID AGENCY AND THAT EACH PARTY HAS READ AND UNDERSTANDS THE CONTENTS OF THE AGENCY DISCLOSURE BROCHURE PREVIOUSLY RECEIVED.

         SECTION 15. ATTORNEY'S FEES. If either party shall default in the full and timely performance of this Agreement and said default is cured with the assistance of an attorney for the other party and before the commencement of a suit thereon, as a part of curing said default, the reasonable attorneys' fees incurred by the other party shall be reimbursed to the other party upon demand.

         In the event that either party to this Agreement shall file suit or action at law or equity to interpret or enforce this Agreement hereof, the unsuccessful party to such litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorney's, incurred by the prevailing party, including the same with respect to an appeal.

REAL ESTATE PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS - 10
(8/7/03)

         SECTION 16. SURVIVAL. The terms and provisions hereof, and all instruments and documents referred to herein or contemplated hereby shall survive the closing and the transfer of title to the Buyer and shall remain in force and effect in accordance with their terms.

         SECTION 17. SUCCESSION. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, personal representatives, successors and assigns.

         SECTION 18. TIME IS OF THE ESSENCE. All times provided for in this Agreement or in any other instrument or document referred to herein or contemplated hereby, for the performance of any act will be strictly construed, it being agreed that time is of the essence of this Agreement.

         SECTION 19. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, court orders, acts of God, inability to obtain labor or materials or reasonable substitutes thereof, government restrictions, regulations or controls, hostile government action, civil commotion, fire or other casualty and other causes beyond the reasonable control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage except any obligation of a party to pay a liquidated sum of money to the other party, which obligation shall not be affected thereby.

         SECTION 20. CONSTRUCTION. Both the Seller and the Buyer have been, or have had the opportunity to be, represented by legal counsel in the course of the negotiations for and the preparation of this Agreement. Accordingly, in all cases, the language of this Agreement shall be construed simply, according to its fair meaning, and not strictly for or against either party regardless of which party caused the preparation of this Agreement.

         SECTION 21. MODIFICATION. The parties may at any time hereafter modify or amend this Agreement by a subsequent written agreement executed by all parties. This Agreement shall not, however, be changed orally, nor shall it be deemed modified in any way by the act of any of the parties hereto. Nothing herein is intended, nor shall it be construed, as obligating either party to agree to any modification to this Agreement.

         SECTION 22. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Idaho.

         SECTION 23. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal, unconscionable or unenforceable in any respect, such shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid, illegal, unconscionable or unenforceable provision had never been included herein, all other terms and provisions remaining effective and in force to the fullest extent permitted by law.

         SECTION 24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and once so executed by all parties, each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one (1) Agreement. A facsimile of a signature page evidencing the signature of a party(s) to this Agreement shall constitute an original signature(s).

REAL ESTATE PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS - 11
(8/7/03)

         SECTION 25. ENTIRE AGREEMENT. This Agreement and the instruments and documents referred to herein or contemplated hereby constitute the entire agreement between the parties concerning the subject matter covered hereby; there are no oral or parol agreements existing between the Seller and the Buyer relative to the subject matter hereof which are not expressly set forth herein or in the instruments or documents referred to herein or contemplated hereby. This Agreement supersedes all prior agreements, whether oral or written, between the Seller and the Buyer relating to the subject matter hereof, including but not limited to the Letter of Intent between the parties dated July 1, 2003.

         SECTION 26. TIME FOR ACCEPTANCE. The execution of this Agreement by the Buyer shall be revoked and of no force or effect unless this Agreement is executed by the Seller, as evidenced by the Seller's execution of this Agreement below, and the delivery to the Buyer of an executed counterpart of this Agreement by 11:59 p.m., Tuesday, September 2, 2003.


         IN WITNESS WHEREOF the parties have hereunto executed this Agreement the date set forth below.


         SELLER:                               BUYER:

         EXTENDED SYSTEMS OF                   BRIGHTON INVESTMENTS, LLC
         IDAHO, INCORPORATED




         By /s/ Karla K. Rosa                  By /s/ David W. Turnbull
            ---------------------                 ------------------------
         Title: CFO                            David W. Turnbull, Member

         Date Signed: September 2_, 2003       Date Signed: September 2_, 2003

REAL ESTATE PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS - 12
(8/7/03)

                                    EXHIBIT A

                      LEGAL DESCRIPTION OF SUBJECT PROPERTY


         THE LEGAL DESCRIPTION OF THE SUBJECT PROPERTY WILL BE PREPARED FROM THE SURVEY TO BE OBTAINED BY THE SELLER AND DELIVERED TO THE BUYER AS PROVIDED IN SECTION 6.3 OF THE FOREGOING AGREEMENT. WHEN APPROVED BY THE SELLER AND THE BUYER, SUCH LEGAL DESCRIPTION WILL BE ATTACHED TO THIS AGREEMENT AS EXHIBIT A. IT IS AGREED THAT THE SUBJECT PROPERTY WILL CONTAIN APPROXIMATELY 17.0 ACRES OF LAND AND WILL CONSIST OF THE VACANT LAND LOCATED ADJACENT TO THE EXISTING EXTENDED SYSTEMS BUILDING AND PARKING AREA(S) COMMONLY KNOWN AS 5777 N. MEEKER AVENUE, BOISE, IDAHO 83713.

                                    EXHIBIT B

               SITE PLAN SHOWING ESI BUILDING AND RELATED PARKING